Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIED WORLD REPORTS STRONG 4TH QUARTER 2011 RESULTS; GROWS DILUTED

BOOK VALUE PER SHARE 8% IN 2011

ZUG, SWITZERLAND, February 15, 2012 - Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported operating income of $94.7 million, or $2.40 per diluted share, for the fourth quarter of 2011 compared to operating income of $97.3 million, or $2.24 per diluted share, for the fourth quarter of 2010. Operating income for the year ended December 31, 2011 was $183.7 million, or $4.63 per diluted share, compared to operating income of $397.8 million, or $7.97 per diluted share, for the year ended December 31, 2010.

The company reported net income of $183.1 million, or $4.63 per diluted share, for the fourth quarter of 2011 compared to net income of $92.8 million, or $2.13 per diluted share, for the fourth quarter of 2010. Net income for the year ended December 31, 2011 was $274.5 million, or $6.92 per diluted share, compared to net income of $665.0 million, or $13.32 per diluted share, for the year ended December 31, 2010.

President and Chief Executive Officer Scott Carmilani commented, “In the face of a number of challenges that confronted our company and the insurance industry globally, Allied World continues to generate solid profitability and growth in book value. Our three operating segments all contributed, with each experiencing premium growth in 2011. We again benefited from focusing our efforts on targeted lines and select geographies throughout the world. Collectively, our gross production was up by 10% for the year with our new business initiatives driving the increase.”

“The company had a strong fourth quarter of 2011, producing operating income of $95 million and net income of $183 million. For the full year, we made $275 million in net income in spite of it being the costliest catastrophe year in history. We benefited from continued favorable loss reserve emergence that significantly offset our catastrophe losses for the year as well as from a merger breakup fee. The investment returns underperformed 2010 due to lower interest rates and a weaker overall investment environment.”

Mr. Carmilani concluded, “Ultimately, we judge ourselves by our ability to build shareholder value, and we grew diluted book value per share by 8% in what was a volatile 2011. This reflects our robust risk management controls, strong ratings and a healthy capital base. The company is well positioned as we move forward into 2012.”

Underwriting Results

Gross premiums written were $416.5 million in the fourth quarter of 2011, a 9.1% increase compared to $381.9 million in the fourth quarter of 2010. For the year ended December 31, 2011, gross premiums written totaled $1,939.5 million, a 10.3% increase compared to $1,758.4 million for the year ended December 31, 2010. Net premiums written were $306.8 million in the fourth quarter of 2011, a 6.8% increase compared to $287.2 million in the fourth quarter of 2010. For the year ended December 31, 2011, net premiums written totaled $1,533.8 million, a 10.1% increase compared to $1,392.5 million for the year ended December 31, 2010.

The combined ratio was 83.5% in the fourth quarter of 2011 compared to 82.8% in the fourth quarter of 2010. The loss and loss expense ratio was 53.9% in the fourth quarter of 2011 compared to 46.7% in the fourth quarter of 2010. During the fourth quarter of 2011, the company recorded net favorable reserve development on prior loss years of $92.4 million. This favorable reserve development resulted in a benefit of 23.4 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the fourth quarter of 2010, where the company recorded net favorable reserve development on prior loss years of $73.9 million, a benefit of 21.6 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the fourth quarter of 2011 was 77.3% compared to 68.3% for the fourth quarter of 2010. The fourth quarter 2011 loss and loss expense ratio was impacted by $59.1 million of net losses, or 14.9 percentage points, from the flooding in Thailand that occurred in the fourth quarter of 2011 and from other catastrophes that occurred earlier in 2011. These catastrophe losses were comprised of $23.6 million from our international insurance segment and $35.8 million from our reinsurance segment and were modestly offset by a $0.3 million reduction for prior quarter catastrophe losses recorded in our U.S. insurance segment. The fourth quarter 2010 loss and loss expense ratio was impacted by $21.4 million of net losses, or 6.2 percentage points, from major loss events occurring during 2010.

For the year ended December 31, 2011, the combined ratio was 95.9% compared to 84.9% for the year ended December 31, 2010. For the year ended December 31, 2011, the company recorded net favorable reserve development on prior loss years of $253.5 million, a benefit of 17.4 percentage points to the company’s loss and loss expense ratio. For the year ended December 31, 2010, the company recorded net favorable reserve development on prior loss years of $313.3 million, a benefit of 23.1 percentage points to the company’s loss and loss expense ratio. Absent prior year reserve adjustments, the loss and loss expense ratio related to 2011 was 83.2% compared to 75.2% for 2010. The 2011 loss and loss expense ratio was impacted by $292.2 million of net losses, or 20.1 percentage points, from global catastrophes occurring during 2011. This compares to 2010 which was impacted by $164.6 million of net losses, or 12.1 percentage points, from major loss events occurring during 2010.

The company’s expense ratio was 29.6% for the fourth quarter of 2011 compared to 36.1% for the fourth quarter of 2010. The expense ratio was 30.1% for the year ended December 31, 2011 compared to 32.8% for the year ended December 31, 2010. The decreases in these ratios for the three months and year ended December 31, 2011 were driven by increases in earned premiums and decreases in performance-based incentive compensation expenses. In 2010, we also incurred one-time expenses in connection with our redomestication to Switzerland.

Investment Results

The total return on the company’s investment portfolio for the three months and year ended December 31, 2011 was 0.9% and 2.0%, respectively. See the table below for the components of our investment returns for the three months and year ended December 31, 2011:

	THREE MONTHS ENDED	YEAR ENDED
(expressed in thousands of U.S. Dollars)	DECEMBER 31, 2011	DECEMBER 31, 2011

Net investment income	$45,489	$195,948
Net realized investment gains	31,632	10,077
Decrease in unrealized investment gains	(3,297)	(45,686)

Net investment income, realized gains and unrealized gains	$73,824	$160,339

Average invested assets	$8,062,561	$7,902,633

Financial statement portfolio return	0.9%	2.0%

Note: net investment income, net realized gains/losses and change in unrealized gains/losses are disclosed on a pre-tax basis.

Other Income

Other income for the three months and year ended December 31, 2011 was $66.7 million and $101.7 million, respectively. This represented the termination fee resulting from our previously announced merger agreement with Transatlantic Holdings, Inc., which was terminated on September 15, 2011. Given the non-recurring nature of this item, it has been excluded from the computation of the company’s operating returns.

Shareholders’ Equity

As of December 31, 2011, our total shareholders’ equity was $3,149.0 million, compared to $3,075.8 million as of December 31, 2010.

The company’s annualized net income return on average shareholders’ equity for the three months and year ended December 31, 2011 was 23.9% and 8.9%, respectively. The company’s annualized operating return on average shareholders’ equity for the three months and year ended December 31, 2011 was 12.4% and 6.0%, respectively.

As of December 31, 2011, diluted book value per share was $80.11, an increase of 5.7% and 7.8% compared to $75.82 and $74.29, respectively, as of September 30, 2011 and December 31, 2010.

Share Repurchase Program

During the fourth quarter 2011, the company repurchased 450,000 of its common shares through its share repurchase program in the open market at an average repurchase price of $59.33 per share for an aggregate cost of $26.7 million. For the year ended December 31, 2011, the company repurchased 1,419,163 of its common shares through its program in the open market at an average repurchase price of $61.09 per share for an aggregate cost of $86.7 million. As of December 31, 2011, the company had $174.2 million of remaining capacity available under its share repurchase program.

Investment Supplement

Allied World will be providing additional information on its investment portfolio as of December 31, 2011. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Financial Supplement

A financial supplement relating to the fourth quarter and year ended December 31, 2011 will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Allied World will host a conference call on Thursday, February 16, 2012 at 9:00 a.m. (Eastern Time) to discuss the results for the fourth quarter and year ended December 31, 2011. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (866) 843-0890 (U.S. and Canada callers) or (412) 317-9250 (international callers) and entering the passcode 6211936 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Thursday, March 1, 2012 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10008556. In addition, the webcast will remain available online through Thursday, March 1, 2012 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss and impairment of intangible assets, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. The company excludes impairment of intangible assets as these are non-recurring charges. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above), and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenues:
Gross premiums written	$416,537	$381,942	$1,939,521	$1,758,397
Premiums ceded	(109,705)	(94,743)	(405,755)	(365,942)

Net premiums written	306,832	287,199	1,533,766	1,392,455
Change in unearned premiums	88,637	55,605	(76,774)	(32,907)

Net premiums earned	395,469	342,804	1,456,992	1,359,548

Net investment income	45,489	50,168	195,948	244,143
Net realized investment gains (losses)	31,632	(3,738)	10,077	285,612
Net impairment charges recognized in earnings	—	—	—	(168)
Other income	66,744	—	101,744	913

Total revenue	539,334	389,234	1,764,761	1,890,048

Expenses:
Net losses and loss expenses	213,345	160,019	959,156	707,883
Acquisition costs	46,562	38,848	167,295	159,489
General and administrative expenses	70,492	85,134	271,656	286,557
Amortization and impairment of intangible assets	678	808	2,978	3,483
Interest expense	13,754	11,650	54,989	40,242
Foreign exchange (gain) loss	(549)	196	3,159	444

Total expenses	344,282	296,655	1,459,233	1,198,098

Income before income taxes	195,052	92,579	305,528	691,950
Income tax expense (benefit)	11,952	(207)	30,980	26,945

NET INCOME	$183,100	$92,786	$274,548	$665,005

PER SHARE DATA:
Basic earnings per share	$4.80	$2.30	$7.21	$14.30
Diluted earnings per share	$4.63	$2.13	$6.92	$13.32

Weighted average common shares outstanding	38,138,558	40,291,620	38,093,351	46,491,279
Weighted average common shares and common share equivalents outstanding	39,524,273	43,501,068	39,667,905	49,913,317

Dividends paid per share	$0.375	$0.45	$0.75	$1.05

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of December 31, 2011	As of December 31, 2010
ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2011: $226,397; 2010: $828,544)	$244,016	$891,849
Fixed maturity investments trading, at fair value (amortized cost: 2011: $6,207,991; 2010: $5,714,322)	6,254,686	5,769,097
Equity securities trading, at fair value (cost: 2011: $356,370; 2010: $160,513)	367,483	174,976
Other invested assets trading, at fair value	540,409	347,632

Total investments	7,406,594	7,183,554
Cash and cash equivalents	716,604	853,368
Insurance balances receivable	652,158	529,927
Prepaid reinsurance	226,721	187,287
Reinsurance recoverable	1,002,919	927,588
Accrued investment income	38,263	40,520
Net deferred acquisition costs	100,334	96,803
Goodwill	268,376	268,376
Intangible assets	53,898	56,876
Net deferred tax assets	22,646	19,740
Other assets	53,202	75,184

Total assets	$10,541,715	$10,239,223

LIABILITIES:
Reserve for losses and loss expenses	$5,225,143	$4,879,188
Unearned premiums	1,078,412	962,203
Reinsurance balances payable	124,539	99,732
Net balances payable on purchases and sales of investments	36,285	318,570
Dividends payable	14,302	—
Senior notes	797,949	797,700
Accounts payable and accrued liabilities	116,063	106,010

Total liabilities	$7,392,693	$7,163,403

SHAREHOLDERS’ EQUITY:

Common shares: 2011: par value CHF 14.03 per share and 2010: par value CHF 15.00 per share (2011: 40,003,642; 2010: 40,003,642 shares issued and 2011: 37,742,131; 2010: 38,089,226 shares outstanding)	557,153	600,055
Additional paid-in capital	78,225	170,239
Treasury shares, at cost (2011: 2,261,511; 2010: 1,914,416)	(136,590)	(112,811)
Retained earnings	2,635,750	2,361,202
Accumulated other comprehensive income, net of tax	14,484	57,135

Total shareholders’ equity	3,149,022	3,075,820

Total liabilities and shareholders’ equity	$10,541,715	$10,239,223

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Quarter Ended December 31, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$227,005	$130,920	$58,612	$416,537
Net premiums written	169,097	79,813	57,922	306,832
Net premiums earned	152,491	80,585	162,393	395,469
Net losses and loss expenses	(92,953)	(19,661)	(100,731)	(213,345)
Acquisition costs	(18,449)	(165)	(27,948)	(46,562)
General and administrative expenses	(33,437)	(21,351)	(15,704)	(70,492)

Underwriting income	7,652	39,408	18,010	65,070
Net investment income				45,489
Net realized investment gains				31,632
Other income - termination fee				66,744
Amortization and impairment of intangible assets				(678)
Interest expense				(13,754)
Foreign exchange gain				549

Income before income taxes				$195,052

GAAP Ratios:
Loss and loss expense ratio	61.0%	24.4%	62.0%	53.9%
Acquisition cost ratio	12.1%	0.2%	17.2%	11.8%
General and administrative expense ratio	21.9%	26.5%	9.7%	17.8%

Combined ratio	95.0%	51.1%	88.9%	83.5%

Quarter Ended December 31, 2010	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$196,287	$115,056	$70,599	$381,942
Net premiums written	143,789	73,973	69,437	287,199
Net premiums earned	133,930	81,764	127,110	342,804
Net losses and loss expenses	(74,750)	(27,084)	(58,185)	(160,019)
Acquisition costs	(16,902)	431	(22,377)	(38,848)
General and administrative expenses	(38,978)	(26,905)	(19,251)	(85,134)

Underwriting income	3,300	28,206	27,297	58,803
Net investment income				50,168
Net realized investment losses				(3,738)
Amortization and impairment of intangible assets				(808)
Interest expense				(11,650)
Foreign exchange loss				(196)

Income before income taxes				$92,579

GAAP Ratios:
Loss and loss expense ratio	55.8%	33.1%	45.8%	46.7%
Acquisition cost ratio	12.6%	(0.5%)	17.6%	11.3%
General and administrative expense ratio	29.1%	32.9%	15.1%	24.8%

Combined ratio	97.5%	65.5%	78.5%	82.8%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

Year Ended December 31, 2011	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$838,567	$530,450	$570,504	$1,939,521
Net premiums written	639,196	325,094	569,476	1,533,766
Net premiums earned	584,303	317,006	555,683	1,456,992
Net losses and loss expenses	(387,099)	(206,593)	(365,464)	(959,156)
Acquisition costs	(74,976)	2,781	(95,100)	(167,295)
General and administrative expenses	(124,434)	(84,290)	(62,932)	(271,656)

Underwriting (loss) income	(2,206)	28,904	32,187	58,885
Net investment income				195,948
Net realized investment gains				10,077
Other income - termination fee				101,744
Amortization and impairment of intangible assets				(2,978)
Interest expense				(54,989)
Foreign exchange loss				(3,159)

Income before income taxes				$305,528

GAAP Ratios:
Loss and loss expense ratio	66.2%	65.2%	65.8%	65.8%
Acquisition cost ratio	12.8%	(0.9%)	17.1%	11.5%
General and administrative expense ratio	21.3%	26.6%	11.3%	18.6%

Combined ratio	100.3%	90.9%	94.2%	95.9%

Year Ended December 31, 2010	U.S. Insurance	International Insurance	Reinsurance	Total

Gross premiums written	$729,267	$504,937	$524,193	$1,758,397
Net premiums written	551,063	319,083	522,309	1,392,455
Net premiums earned	518,444	338,791	502,313	1,359,548
Other income	913	—	—	913
Net losses and loss expenses	(297,517)	(160,153)	(250,213)	(707,883)
Acquisition costs	(67,797)	460	(92,152)	(159,489)
General and administrative expenses	(128,556)	(94,226)	(63,775)	(286,557)

Underwriting income	25,487	84,872	96,173	206,532
Net investment income				244,143
Net realized investment gains				285,612
Net impairment charges recognized in earnings				(168)
Amortization and impairment of intangible assets				(3,483)
Interest expense				(40,242)
Foreign exchange loss				(444)

Income before income taxes				$691,950

GAAP Ratios:
Loss and loss expense ratio	57.4%	47.3%	49.8%	52.1%
Acquisition cost ratio	13.1%	(0.1%)	18.3%	11.7%
General and administrative expense ratio	24.8%	27.8%	12.7%	21.1%

Combined ratio	95.3%	75.0%	80.8%	84.9%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net income	$183,100	$92,786	$274,548	$665,005
Add after tax affect of:
Net realized investment (gains) losses	(26,332)	4,306	(213)	(267,727)
Net impairment charges recognized in earnings	—	—	—	109
Other Income - termination fee	(61,538)	—	(93,808)	—
Foreign exchange (gain) / loss	(549)	196	3,159	444

Operating income	$94,681	$97,288	$183,686	$397,831

Weighted average common shares outstanding:
Basic	38,138,558	40,291,620	38,093,351	46,491,279
Diluted	39,524,273	43,501,068	39,667,905	49,913,317

Basic per share data:
Net income	$4.80	$2.30	$7.21	$14.30
Add after tax affect of:
Net realized investment (gains) losses	(0.69)	0.11	(0.01)	(5.75)
Net impairment charges recognized in earnings	—	—	—	—
Other Income - termination fee	(1.62)	—	(2.46)	—
Foreign exchange (gain) / loss	(0.01)	—	0.08	0.01

Operating income	$2.48	$2.41	$4.82	$8.56

Diluted per share data
Net income	$4.63	$2.13	$6.92	$13.32
Add after tax affect of:
Net realized investment (gains) losses	(0.67)	0.10	(0.01)	(5.36)
Net impairment charges recognized in earnings	—	—	—	—
Other Income - termination fee	(1.56)	—	(2.36)	—
Foreign exchange (gain) / loss	—	0.01	0.08	0.01

Operating income	$2.40	$2.24	$4.63	$7.97

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2011	2010
Price per share at period end	$62.93	$59.44

Total shareholders’ equity	$3,149,022	$3,075,820

Basic common shares outstanding	37,742,131	38,089,226

Add: unvested restricted share units	249,251	571,178

Add: Performance based equity awards	889,939	1,440,017

Add: employee share purchase plan	11,053	10,576

Add: dilutive options/warrants outstanding	1,525,853	3,272,739
Weighted average exercise price per share	$45.72	$35.98
Deduct: options bought back via treasury method	(1,108,615)	(1,980,884)

Common shares and common share equivalents outstanding	39,309,612	41,402,852

Basic book value per common share	$83.44	$80.75
Diluted book value per common share	$80.11	$74.29

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Opening shareholders’ equity	$3,003,074	$3,341,314	$3,075,820	$3,213,295
Deduct: accumulated other comprehensive income	(17,796)	(111,760)	(57,135)	(149,849)

Adjusted opening shareholders’ equity	2,985,278	3,229,554	3,018,685	3,063,446

Closing shareholders’ equity	$3,149,022	$3,075,820	$3,149,022	$3,075,820
Deduct: accumulated other comprehensive income	(14,484)	(57,135)	(14,484)	(57,135)

Adjusted closing shareholders’ equity	3,134,538	3,018,685	3,134,538	3,018,685

Average shareholders’ equity	$3,059,908	$3,124,120	$3,076,612	$3,041,066

Net income available to shareholders	$183,100	$92,786	$274,548	$665,005
Annualized net income available to shareholders	732,400	371,144	274,548	665,005
Annualized return on average shareholders’ equity - net income available to shareholders	23.9%	11.9%	8.9%	21.9%

Operating income available to shareholders	$94,681	$97,288	$183,686	$397,831
Annualized operating income available to shareholders	378,724	389,152	183,686	397,831
Annualized return on average shareholders’ equity - operating income available to shareholders	12.4%	12.5%	6.0%	13.1%

Source: Allied World Assurance Company Holdings, AG

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